                                                                     Exhibit (i)

November 1, 2002

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware 19809

          Re: Shares Registered by Post-Effective Amendment No. 80 to Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

          We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 80 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value per share (collectively, the "Shares"), with respect to the Company's n/i numeric investors Emerging Growth Fund, the n/i numeric investors Growth Fund, the n/i numeric investors Mid Cap Fund and the n/i numeric investors Small Cap Value Fund:

         Portfolio                      Class               Authorized Shares
         ---------                      -----               -----------------

n/i numeric investors                     FF                   50 million
Emerging Growth Fund

n/i numeric investors                     GG                   50 million
Growth Fund

n/i numeric investors                     HH                   50 million
Mid Cap Fund

n/i numeric investors Small              MMM                  100 million
Cap Value Fund

The Amendment seeks to register an indefinite number of the Shares.

          We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

          Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.

                                             Very truly yours,


                                             /s/ DRINKER BIDDLE & REATH LLP
                                             ------------------------------
                                             DRINKER BIDDLE & REATH LLP

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